AT WILL EMPLOYMENT AGREEMENT

               THIS AT WILL EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into, effective on the date set forth below, by and between Turbodyne Technologies Inc., a Nevada corporation (the “Company”), and Marsha Chandler (“Consultant”), with reference to the following facts:

               RECITALS:

               The Company is in the business of commercializing certain technology for both automotive and non-automotive applications, and the parties have agreed to execute this Agreement in order to memorialize the terms and conditions on which the Company shall hire Consultant as a Consultant of the Company.

               AGREEMENTS:

               NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.               POSITION AND DUTIES

                  1.1         POSITION AND TITLE. The Company hereby hires Consultant to serve as:

                                  1.1.1         Title: Executive Administrator

                                  1.1.2         Reports To: CEO/A. Martyn-Smith

                  1.2         ACCEPTANCE. Consultant hereby accepts employment by the Company in the capacity set forth in Section 1.1, above, and agrees to perform the duties of such position from and after the effective date of this Agreement in a diligent, efficient, trustworthy, and businesslike manner. Consultant agrees to the best of the Consultant's ability and experience that the Consultant will at all times loyally and conscientiously perform all of the duties and obligations required of the Consultant pursuant to this Agreement. Consultant shall devote her exclusive business time to the performance of her duties under this Agreement.

2.               COMPENSATION

The Company shall compensate Consultant for her services pursuant to this Agreement as follows:

                  2.1         FEES. Consultant shall be entitled to receive a fee of $6,000 per month, which amount shall be paid in accordance with the Company policies and procedures. Such fee may be adjusted at any time or times as the Company's CEO may determine.

                  2.2         EFFECTIVE DATE. February 1, 2004

                  2.3         BONUS. Provided that Consultant remains employed with the Company through January 31st of each year during the term hereof, Consultant shall be eligible to receive a discretionary annual bonus, payable in such amounts and based upon such factors pertaining to the performance of the Company and Consultant as are identified by the Consultant's supervisor from time to time. Any such bonus awarded hereunder shall be payable on or before February 15 th of each year, with respect to the performance of the Company and Consultant during the preceding period of twelve (12) months. Consultant understands that such bonus also depends on the performance of the Company as a whole and that no assurance can be given that any bonus will be paid regardless of Consultant's performance.

                  2.4         FRINGE BENEFITS. Consultant also shall be entitled to sick/vacation pay and such other programs and benefits in accordance with the Company's policies.

3.               BUSINESS DISCLOSURES AND PROPRIETARY RIGHTS

                  3.1         PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. Concurrently with the execution of this Agreement, Consultant shall execute a Proprietary Information and Invention Assignment Agreement in form acceptable to the Company. Consultant shall observe and discharge all obligations imposed upon Consultant by such agreement.

                  3.2         COMPETITION. Except with the prior express written authorization of the Company's CEO, Consultant shall not, during her employment by the Company, directly or indirectly:

                                  3.2.1         Services. Perform or render any services of a business, professional or commercial nature, relating to services or products similar to those of the Company, to or for the benefit of any other person or firm, whether for compensation or otherwise;

                                  3.2.2         Competition. Engage in any activity directly or indirectly in competition with the Company's business, whether individually, as a partner, officer, director, Consultant, consultant, agent or greater than one percent (1.0%) shareholder of any other business entity;

                                  3.2.3         Solicitation. Engage in any activity for the purpose of influencing or attempting to influence the Company's customers or vendors, either directly or indirectly, to conduct business with any business enterprise competing or planning to compete with the Company;

                                  3.2.4         Competing Enterprise. Undertake or participate in any planning for or organization of any business activity that is or will be in competition with the Company in any field or area in which Consultant has worked or with which Consultant has come into contact or of which Consultant has gained knowledge during the term of her employment under this Agreement; or

                                  3.2.5         Other Activities. Engage in any other business activity that would materially interfere with the performance of any of Consultant's obligations and duties under this Agreement.

                  3.3         NONSOLICITATION. During the term of Consultant’s employment by the Company and for a period of two (2) years following termination of Consultants’s employment with the Company for any reason, Consultant shall not (a) solicit or otherwise cause or induce any Consultant of the Company to terminate employment with the Company or to commence employment with any other person or firm that competes or plans to compete directly against the Company, or (b) solicit or otherwise cause or induce any customer of or vendor to the Company to terminate its relationship with or reduce its volume of business with the Company.

4.               AT WILL EMPLOYMENT

                       Consultant acknowledges and agrees that her employment with the Company is deemed “at will,” and that either she or the Company may terminate her employment at any time, with or without cause or reason. Consultant further acknowledges and agrees that she shall not be entitled to any severance or other consideration due to the Company’s termination of her employment, except as set forth below. Nothing in this

Agreement is intended or shall be construed either (a) to entitle Consultant to remain employed by the Company for any period of time, or (b) to limit the right and power of the Company to terminate Consultant’s employment at any time, either with or without cause or reason. Consultant further acknowledges and agrees that this provision and the Consultant’s status as an "at will" Consultant cannot be changed in anyway unless done so by the express written order of the CEO of the Company.

                  4.1         TERMINATION BY COMPANY. Nothing contained in this Agreement shall be construed as an indication that the Consultant shall be employed for any particular period or length of time. Consultant understands and agrees that the Company may terminate this Agreement at any time with or without cause upon delivery of written notice to Consultant. Upon any such termination, the Company shall be obligated to pay to Consultant all accrued and unpaid compensation attributable to the period ending on the effective date of the termination of Consultant=s employment. The Company shall not be obligated to pay any other compensation to Consultant in connection with any such termination.

5.               MISCELLANEOUS

                  5.1         NOTICES. All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (i) when personally delivered, or (ii) on the third (3rd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, or (iii) on the date on which transmitted by facsimile or other electronic means generating a receipt confirming a successful transmission.

                  5.2         REMEDIES. Consultant acknowledges that any breach, violation or evasion of the terms of Sections 3, above, may result in immediate and irreparable injury and harm to Company and that the Company shall be entitled to the remedies of injunctive relief or specific performance, in addition to any other remedies available to the Company at law or in equity.

                  5.3         EFFECT ON OTHER REMEDIES. Nothing in this Agreement is intended to preclude, and no provision of this Agreement shall be construed to preclude, the exercise of any other right or remedy which the Company may have by reason of Consultant's breach of his obligations under this Agreement.

                  5.4         ARBITRATION. Except for a dispute in which any party is seeking the exercise of the equitable powers of a court, if any dispute arises under this Agreement and is not resolved within fifteen (15) days after one party delivers to each other party a written notice invoking the arbitration provisions of this Section 5.4, then such dispute shall be resolved by arbitration in Santa Barbara, California. The arbitration shall be conducted in accordance with the then effective provisions of the California Arbitration Act, California Code of Civil Procedure section 1282 et seq. before a single arbitrator. CONSULTANT AND THE COMPANY AGREE THAT ARBITRATION IS THE EXCLUSIVE MEANS FOR RESOLVING ANY DISPUTES BETWEEN THEM AND EXPRESSLY WAIVE ANY RIGHT TO SEEK RESOLUTION OF ANY CLAIM OR DISPUTE IN ANY OTHER FORUM, provided, however, that Consultant shall not be precluded from filing a workers compensation claim or a charge or complaint with the Equal Employment Opportunity Commission or Department of Labor or any other federal or state administrative agency nor shall the Company be precluded from pursuing the injunctive relief remedies described in section 5.2 above. This agreement to arbitrate shall be specifically enforceable. The decision of the arbitrator shall be final and binding on the parties to the dispute.

                  5.5         BINDING ON SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto, as well as their respective heirs, successors, assigns, and personal representatives. This Agreement is personal to Consultant and may not be assigned by him without the prior written consent of the Company.

                  5.6         GOVERNING LAW. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of California, without regard to conflict of law principles. Each party consents to the jurisdiction of the courts of the State of California for the purposes of construing or enforcing this Agreement.

                  5.7         SEVERABILITY. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state or other jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

                  5.8         COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be one and the same instrument, binding on all the signatories.

                  5.9         FURTHER ASSURANCES. Each party agrees, upon the request of another party, to make, execute, and deliver, and to take such additional steps as may be necessary to effectuate the purposes of this Agreement.

                  5.10        ENTIRE AGREEMENT; AMENDMENT. This Agreement and the agreements referenced herein (a) represent the entire understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings, whether written or oral, regarding the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date set forth above.

	“COMPANY:”		“EMPLOYEE:”

TURBODYNE TECHNOLOGIES, INC., a Nevada
corporation

By	“Andrew Martyn-Smith”	By	“Marsha K. Chandler”

Date	02/19/2004	Date	02/19/2004

Turbodyne Technologies Inc
6155 Carpinteria Avenue
Carpinteria, Ca 93013